THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. When considering the action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services Act 1986. This document should be read in conjunction with the accompanying Increased Offer Document dated 19 March 1998 from Goldman Sachs International (the "Increased Offer Document") and with the Offer Document dated 6 February 1998 from Goldman Sachs International (the "Offer Document").

If you have sold or otherwise transferred all your Energy Group Shares, please send this Revised Form of Acceptance (but NOT if it is personalised), together with the accompanying Increased Offer Document, notice of withdrawal and reply-paid envelopes, as soon as possible, to the purchaser or transferee, or to the stockbroker, bank or other agent through whom the sale or transfer was effected for onward transmission to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into Canada, Australia or Japan.

The Increased Offer is not being made, directly or indirectly, in or into Canada, Australia or Japan and neither this Revised Form of Acceptance nor the accompanying Increased Offer Document is being mailed or otherwise distributed or sent in or into Canada, Australia or Japan. All persons (including nominees, trustees and custodians) who would, or otherwise intend to, forward this Revised Form of Acceptance and the accompanying Increased Offer Document must not distribute or send them in, into or from Canada, Australia or Japan, and doing so may render invalid any related purported acceptance of the Increased Offer. Further details in this regard are set out in paragraph 8 of Part B of Appendix I to the Offer Document. To accept the Increased Offer, holders of Energy Group ADSs must complete the Revised Letter of Transmittal (rather than the Revised Form of Acceptance) in accordance with the instructions printed on it.

The Loan Notes to be issued pursuant to the Increased Offer have not been, and will not be, registered under the United States Securities Act of 1933, as amended, or under any relevant securities laws of any state or district of the United States, will not be the subject of a prospectus under the securities laws of any province of Canada and will not be registered under any relevant securities laws of any other country. The Loan Notes are not being offered, sold or delivered, directly or indirectly, in or into the United States, Canada, Australia or Japan.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

            REVISED FORM OF ACCEPTANCE, AUTHORITY AND ELECTION

                           [LOGO] PACIFICORP

                          INCREASED CASH OFFER

                                    by

                        GOLDMAN SACHS INTERNATIONAL

                               on behalf of

                          PACIFICORP ACQUISITIONS
                  A WHOLLY-OWNED SUBSIDIARY OF PACIFICORP
                                    FOR
                           THE ENERGY GROUP PLC

Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Revised Form of Acceptance (the "Form").

                            ACTION TO BE TAKEN

- To accept the Increased Offer, complete page 3 of this Form, following the instructions and notes for guidance set out on pages 2 and 4.

- If you have already accepted the Offer and wish to accept the Increased Offer you need take no further action unless you wish to amend the number of Energy Group Shares in respect of which you originally elected for the Loan Note Alternative.

-    Return this Form, duly completed and signed and, if your Energy
     Group Shares are in certificated form, accompanied by your share certificate(s) and/or other document(s) of title, by hand or by post to New Issues Department, IRG plc, PO Box 166, Bourne House, 34 Beckenham Road, Beckenham, Kent BR3 4TH or by hand (during normal business hours only) to IRG plc, 23 Ironmonger Lane, London EC2, as soon as possible but, in any event, so as to be received by no later than 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 7 April 1998. A reply-paid envelope is enclosed (for use within the United Kingdom and the United States only) for you to lodge documents by post.

- If your Energy Group Shares are in uncertificated form (that is, if you do not have a paper share certificate because your shares are held in CREST), you should return this Form and take the action described in Part B (in particular, paragraphs 10(d)-10(l)) of Appendix I to the Offer Document to transfer your Energy Group Shares to an escrow balance. For this purpose, the participant ID of the Escrow Agent, IRG plc, in its capacity as a CREST receiving agent, is RA10, the member account ID of the Escrow Agent is ENERGY and the Revised Form of Acceptance Reference Number of this Form (for insertion in the first eight characters of the shared note field on the TTE instruction) is shown next to Box 5 on page 3 of this Form. You should ensure that the transfer to escrow settles not later than
     10.00 p.m. (London time), 5.00 a.m. (New York City time) on 7 April 1998. If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.

- If you hold Energy Group Shares in both certificated and uncertificated form (that is, in CREST), you should complete a separate Form for each holding. If you hold Energy Group Shares in uncertificated form, but under different member account IDs, you should complete a separate Form in respect of each member account ID. Similarly, if you hold Energy Group Shares in certificated form, but under different designations, you should complete a separate Form in respect of each designation. You can obtain further Forms by contacting IRG plc on telephone number 0181 639 2166.

- If your Energy Group Shares are in certificated form and your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent and your share certificate(s) and/or other document(s) of title are readily available, you should complete and sign this Form and arrange for it to be lodged by such agent with the relevant document(s). If your share certificate(s) and/or other document(s) of title is/are not readily available, please read Note 6 on page 4 of this Form. If your share certificate(s) is/are lost, please read Note 7 on page 4 of this Form.

- If you hold Energy Group Shares jointly with others, you must arrange for all your co-holders to sign this Form.

- Any Form which is received in an envelope postmarked in, or which appears to PacificCorp Acquisitions or its agents to have been sent from Canada, Australia or Japan may be treated as invalid.

- Please read Part B of Appendix I to the Offer Document, the provisions of which form part of this Form.

- If you require assistance on how to complete this Form, please contact New Issues Department, IRG plc on telephone number 0181 639 2166.

-    If, however, you have any general queries about the Increased
     Offer, please contact the PacifiCorp Helpline on telephone number 0845 603 9218.

                  INSTRUCTIONS FOR COMPLETING PAGE 3 OF THIS FORM

THE PROVISIONS OF PART B OF APPENDIX I TO THE OFFER DOCUMENT FORM PART OF THIS FORM

1.  TO ACCEPT THE INCREASED OFFER

To accept the Increased Offer for your Energy Group Shares, insert in Box [1]
 the total number of Energy Group Shares for which you wish to accept the Increased Offer, including any Energy Group Shares in respect of which you wish to make an election for the Loan Note Alternative set out in Box [2].

You must sign Box [6] in the presence of a witness in accordance with the instructions set out below, which will constitute your acceptance of the Increased Offer. If no number, or a number greater than your entire holding of Energy Group Shares, is inserted in Box [1] and you have signed Box [6], you will be deemed to have accepted the Increased Offer in respect of your entire holding of Energy Group Shares (being your entire holding, if your Energy Group Shares are in certificated form, under the name(s) and address(es) specified in Box [3] (or, if applicable, Box [4]) or, if your Energy Group Shares are in CREST, under the participant ID and member account ID specified in Box [5]). By accepting the Increased Offer, you will be deemed (unless you insert "YES" in Box [8]) to give the warranties in paragraph 11(l) of Part B of Appendix I to the Offer Document.

PLEASE ENSURE YOUR SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE ARE ENCLOSED.

2.  TO ELECT FOR THE LOAN NOTE ALTERNATIVE

If, but only if, you wish to elect for the Loan Note Alternative, you must complete Box [2]. When you have completed Box [1], insert in Box [2] the number of Energy Group Shares in respect of which you wish to elect for the Loan Note Alternative. If you insert a number in Box [2] which is greater than the number inserted (or deemed to be inserted) in Box [1], you will be deemed to have elected for the Loan Note Alternative in respect of the number inserted (or deemed to be inserted) in Box [1]. The Loan Note Alternative is not available to persons entitled to participate in the Increased Offer who are citizens or residents of the United States. Please note that in order for PacifiCorp Acquisitions to pay interest on the Loan Notes without the United States withholding tax of 30 per cent., PacifiCorp Acquisitions must receive a statement certifying that the beneficial owner of the Loan Notes is not a United States person or, in the case of an individual, not a citizen or resident of the United States. If you elect the Loan Note Alternative, you will be furnished with a United States Internal Revenue Service Form W-8 to enable you to make that certification.

3.

4.  FULL NAME(S) AND ADDRESS(ES)
    OF REGISTERED SHAREHOLDER(S)

If the details shown in Box [3] are not correct in all respects, please complete Box [4] with the full name(s) and address of the first registered holder and the name(s) of any joint holder in BLOCK CAPITALS. Please do not complete Box [4] if details shown in Box [3] are correct in all respects. Unless you complete Box [7], the address of the first-named holder shown in Box [3] (or, if applicable, Box [4]) is the address to which the payment of the cash consideration and/or Loan Notes becoming due to you will be sent. If you insert in Box [4] an address in Canada, Australia or Japan, you must insert in Box [7] an alternative address outside Canada, Australia and Japan.

TELEPHONE NUMBER FOR QUERIES

Please enter a day-time telephone number (including STD code) where you can be contacted in the event of any query arising from completion of this Form. You must not insert a telephone number in Canada, Australia or Japan.

5.  PARTICIPANT ID AND MEMBER ACCOUNT ID

If your Energy Group Shares are in CREST, you must insert in Box [5] the participant ID and the member account ID under which such Shares are held by you in CREST. You must also transfer (or procure the transfer of) the Energy Group Shares concerned to an escrow balance, specifying in the TTE instruction the participant ID and member account ID inserted in Box [5] and the Revised Form of Acceptance Reference Number of this Form and the other information referred to in paragraph 10(f) of Part B of Appendix I to the Offer Document. The Revised Form of Acceptance Reference Number appears next to Box [5] on page 3 of this Form.

6.  SIGNATURES

To accept the Increased Offer for your Energy Group Shares, you MUST SIGN Box [6], regardless of which other boxes you complete. In the case of joint holders, ALL joint holders must sign Box [6]. Each holder must sign in the presence of a witness. The witness must be over 18 years of age and must not be one of the registered joint holders. The same witness may witness each signature of the registered joint holders.

If the acceptance is not made by the registered joint holder(s), insert the name(s) and capacity(ies) (eg. executor) of the person(s) making the acceptance. A company may either execute under seal, the seal being affixed and witnessed in accordance with its Articles of Association or other regulations or, if applicable, in accordance with section 36A of the Companies Act 1985.

7.  ALTERNATIVE ADDRESS

If you want payment of the cash consideration, Loan Notes and/or other documents to be sent to an address other thant he address of the first-named registered holder in Box [3] (or, if applicable, Box [4]) (e.g. the address of your bank manager or stockholder), you should complete Box [7] in BLOCK CAPITALS with the name of such person and the address (but not in Canada, Australia or Japan). Box [7] must be completed by holders who have completed Box [4] with an address in Canada, Australia or Japan.

8.  OVERSEAS PERSONS

If you are, or hold Energy Group Shares for, a citizen, resident or national of a country other than the United Kingdom or United States, please refer to paragraph 8 of Part B of Appendix I to the Offer Document. If you are unable to give the warranties required by paragraph 11(l) of Part B of Appendix I to the Offer Document, you must put "YES" in Box [8]. If you do not put "YES" in Box [8], you will be deemed to have given such warranties.

9.  US DOLLAR PAYMENT ELECTION

If, but only if, you want payment of the cash consideration in US dollars (rather than in pounds sterling), you must put "YES" in Box [9]. You may not elect to receive payment of the cash consideration in US dollars and pounds sterling. If you put "YES" in Box [9], you will receive the whole of your cash consideration in US dollars. Details of the basis of payment in US dollars is set out in paragraph 15(f) of the letter from Goldman Sachs International in the Offer Document. Please note that any fluctuation in the US dollar/pound sterling exchange rate will be at your risk.

10. PREVIOUS ACCEPTORS OF THE OFFER

If you have already accepted the Offer, you will be deemed to have accepted the Increased Offer. You need to take no further action (assuming your Form(s) of Acceptance is/are valid in all respects) unless you wish to amend the number of Energy Group Shares in respect of which you originally elected for the Loan Note Alternative, in which case the Revised Acceptance Form should be clearly marked with the words "Amended Acceptance" on the front page and otherwise completed and delivered as described above.

                            HELPLINES:

IF YOU REQUIRE FURTHER ASSISTANCE ON COMPLETING THIS FORM, PLEASE CONTACT NEW ISSUES DEPARTMENT, IRG PLC ON TELEPHONE NUMBER 0181 639 2166. IF, HOWEVER, YOU HAVE ANY GENERAL QUERIES ABOUT THE INCREASED OFFER, PLEASE CONTACT THE PACIFICORP HELPLINE ON TELEPHONE NUMBER 0845 603 9218.

PLEASE COMPLETE IN ACCORDANCE WITH THE INSTRUCTIONS ON PAGE 2. THE NOTES ON PAGE 4 MAY ASSIST YOU.

1. To accept the Increased Offer for your Energy Group Shares, complete Box [1] and sign Box [6] in the presence of a witness.

PLEASE ENSURE THAT YOUR SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE ARE ENCLOSED TO COVER THE ABOVE NUMBER OF SHARES.

                              Box [1]
---------------------------------------------------------------------

---------------------------------------------------------------------
Total number of Energy Group Shares for which you wish to accept the Increased Offer
---------------------------------------------------------------------

2. To elect the Loan Note Alternative, complete Box [1] and Box [2] and sign Box [6].

                              Box [2]
---------------------------------------------------------------------

---------------------------------------------------------------------
Number of Energy Group Shares for which you wish to elect the Loan Note Alternative
---------------------------------------------------------------------

3.





4. Full name(s) and address(es) of registered shareholder(s) (only if the details in Box [3] are not correct in all respects)

                                                                     Box [4]

                          First registered holder
1. Forename(s)________________________________________________________________

Surname_______________________________________________________________________

Address_______________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

Postcode______________________________________________________________________

                          Second registered holder
2. Forename(s)________________________________________________________________

Surname_______________________________________________________________________

                           Third registered holder
3. Forename(s)________________________________________________________________

Surname_______________________________________________________________________

                          Fourth registered holder
4. Forename(s)________________________________________________________________

Surname_______________________________________________________________________

In case of query, please state your day-time telephone number (including STD code)_________________________________________________________________________

5.  PARTICIPANT ID AND MEMBER ACCOUNT ID

                                                                     Box [5]

Complete this Box only if your Energy Group Shares are in CREST.

The Revised Form of Acceptance
Reference Number of this form is   417927

Participant ID________________________________________________________________

Member account ID_____________________________________________________________

6.  SIGN HERE TO ACCEPT THE OFFER

                                                                     Box [6]

Signed and delivered as a deed by:

____________________________________________
1 First registered holder

____________________________________________
2 Second registered holder

____________________________________________
3 Third registered holder

____________________________________________
4 Fourth registered holder

Witnessed by:

____________________________________________
1 Name

____________________________________________
Signature

____________________________________________
2 Name

____________________________________________
Signature

____________________________________________
3 Name

____________________________________________
Signature

____________________________________________
4 Name

____________________________________________
Signature

____________________________________________
Address

____________________________________________
Address

____________________________________________
Address

____________________________________________
Address

IMPORTANT: EACH REGISTERED HOLDER WHO IS AN INDIVIDUAL MUST SIGN IN THE PRESENCE OF A WITNESS (NOT BEING ONE OF THE REGISTERED JOINT HOLDERS) WHO MUST BE OVER 18 YEARS OF AGE AND WHO MUST ALSO SIGN AND PRINT HIS NAME AND ADDRESS WHERE INDICATED.

7. Address (outside Canada, Australia and Japan) to which payment of the cash consideration, Loan Notes and/or other documents are to be sent
    (if different to the address of the first-named holder in Box [3](or, if applicable, Box [4]).

(Complete in BLOCK CAPITALS)                                         Box [7]

Name_______________________________________________________________________

Address_______________________________________________________________________

_____________________________     Postcode____________________________________


8. Overseas Person: Please put "YES" in Box [8] if you are UNABLE to give the warranties set out in paragraph 11(l) of Part B of Appendix I to the Offer Document.
                                                                     Box [8]
                                                                  ----------
                                                                  |        |
                                                                  ----------

9. US dollar payment election: Please put "YES" in Box [9] if, but only if, you want to receive the whole of the payment of the cash consideration in US dollars (rather than pounds sterling).

                                                                     Box [9]
                                                                  ----------
                                                                  |        |
                                                                  ----------

            NOTES REGARDING THE COMPLETION AND LODGING OF THIS FORM

In order to avoid inconvenience to you and delay, the following points may assist you.

1.   IF YOUR NAME AND/OR OTHER DETAILS ARE SHOWN INCORRECTLY IN BOX [3]:

(a) If your name and/or other details as shown in Box [3] are incorrect, you should write the correct details in Box [4] and lodge this Form with your share certificate(s).

(b) If you have changed your name, lodge your marriage certificate or the deed poll with this Form for noting.

(c) If you have changed your address, write the correct address in Box [4].

2. IF YOU HAVE SOLD OR OTHERWISE TRANSFERRED ALL, OR WISH TO SELL PART, OF YOUR HOLDING OF ENERGY GROUP SHARES:

If you have sold or otherwise transferred all your holding of Energy Group Shares, you should at once send the accompanying Increased Offer Document, notice of withdrawal and reply-paid envelopes (but NOT this Form if it is personalised) to the purchaser or transferee or to the stockbroker, bank or other agent through whom you made the sale or transfer for delivery to the purchaser or transferee. If your Energy Group Shares are in certificated form, and you wish to sell or otherwise transfer part of your holding of Energy Group Shares and wish to accept the Increased Offer in respect of the balance but are unable to obtain the balance certificate by 7 April 1998, you should ensure that the stockbroker or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of Lloyds Bank Registrars, in respect of the balance of your holding of Energy Group Shares.

3.   If a holder is away from home (e.g. abroad or on holiday):

Send this Form by the quickest means (e.g. airmail), but not in or into Canada, Australia or Japan, to the holder for execution or, if he has executed a power of attorney, lodge this Form with IRG plc, at one of the addresses given on page 1 of this Form, after it has been signed by the attorney. In the latter case, the attorney should sign in the presence of a witness who should also sign this Form and the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act
1971) must be lodged with this Form for noting. No other signatures are acceptable. The power of attorney will be returned as directed.

4.   If the sole holder has died:

A grant of probate or letters of administration must be taken out in respect of the relevant Energy Group Shares. If the grant of probate or letters of administration has/have been registered with Lloyds Bank Registrars, this Form must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness who must also sign this Form. This Form should then be lodged with IRG plc, at one of the addresses given on page 1 of this Form, together with the relevant share certificate(s) and/or other document(s) of title. If the grant of probate or letters of administration has/have not been registered with Lloyds Bank Registrars, the personal representative(s) or the prospective personal representative(s) should sign this Form, each in the presence of a witness who must also sign this Form and forward it to IRG plc with the relevant share certificate(s) and/or other document(s) of title. However, the grant of probate or letters of administration must be lodged with IRG plc at one of the addresses given on page 1 of this Form, before the consideration due under the Increased Offer can be forwarded to the personal representative(s).

5.   If one of the joint holders has died:

This completed Form should be signed by all the surviving holders, each in the presence of a witness, who must also sign this Form. This Form should then be lodged with IRG plc, at one of the addresses given on page 1 of this Form, with the relevant share certificate(s) and/or other documents(s) of title and accompanied by the death certificate or the grant of probate or letters of administration in respect of the deceased joint holder. These documents will be noted by IRG plc and returned as directed.

6.   If your Energy Group Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent: If your share certificate(s) and/or other document(s) of title is/are with your stockbroker, bank or other agent, you should complete this Form and, if the certificate(s) and/or other document(s) of title is/are readily available, arrange for this Form to be lodged by such agent with IRG plc at one of the addresses given on page 1 of this Form, accompanied by the share certificate(s) and/or other document(s) of title.

If your share certificate(s) and/or other documents of title is/are not readily available, complete, sign and lodge this Form with IRG plc at one of the addresses given on page 1 of this Form, together with a letter stating that the balance will follow and any available share certificate(s) and/or other document(s) of title, and then arrange for the outstanding share certificate(s) and/or other document(s) of title to be forwarded as soon as possible thereafter. (It will be helpful for your agent to be informed of the full terms of the Increased Offer.) No acknowledgement of receipt of documents will be given.

7. If your Energy Group Shares are in certificated form and any share certificate has been lost:

This completed Form, together with any share certificate(s) and/or other document(s) of title which may be available, should be lodged with IRG plc, at one of the addresses given on page 1 of this Form, accompanied by a letter stating that you have lost one or more of your share certificate(s) and/or other document(s) of title, no later than 10.00 p.m. (London time), 5.00 p.m. (New York City time) on 7 April 1998. You should write as soon as possible to Lloyds Bank Registrars at The Causeway, Goring-by-Sea, Worthing, West Sussex BN99 6DA, for a letter of indemnity which, when completed in accordance with the instructions given, should be returned to IRG plc, at one of the addresses given on page 1 of this Form. No acknowledgement of receipt of documents will be given.

8.   If your Energy Group Shares are in CREST:

You should take the action described in Part B (in particular, paragraphs 10(d)-10(l)) of Appendix I to the Offer Document to transfer your Energy Group Shares to an escrow balance. You are reminded to keep a record of the Revised Form of Acceptance Reference Number (which appears next to Box [5] on page 3 of this Form) so that such Number can be inserted in the TTE instruction.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.

9.   If you are not resident in the United Kingdom or the United
     States:

The attention of Energy Group shareholders not resident in the United Kingdom or the United States is drawn to paragraph 8 of Part B of Appendix I to the Offer Document.

Subject to the City Code, PacifiCorp Acquisitions reserves the right to treat as valid, in whole or in part, any acceptance of the Increased Offer which is not entirely in order or which is not accompanied by (as applicable) the relevant transfer to escrow or the relevant share certificate(s) and/or other document(s) of title, or which is received by it at a place or places other than set out on this Form. In that event, no payment of cash or issue of Loan Notes under the Increased Offer will be made until after (as applicable) the relevant transfer to escrow has settled or the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to PacifiCorp Acquisitions have been received.

                                   HELPLINES

IF YOU REQUIRE FURTHER ASSISTANCE ON COMPLETING THIS FORM, PLEASE CONTACT NEW ISSUES DEPARTMENT, IRG PLC ON TELEPHONE NUMBER 0181 639 2166. IF, HOWEVER, YOU HAVE ANY GENERAL QUERIES ABOUT THE INCREASED OFFER, PLEASE CONTACT THE PACIFICORP HELPLINE ON TELEPHONE NUMBER 0845 603 9218.